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                                                                    Exhibit 21.1

                        SUBSIDIARIES OF PLATINUM HOLDINGS

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
                                                                 JURISDICTION OF
SUBSIDIARY                                                       INCORPORATION
----------                                                       ---------------
Platinum Underwriters Bermuda, Ltd..........................     Bermuda
(100% owned by Platinum Holdings)

Platinum Regency Holdings...................................     Ireland
(100% owned by Platinum Holdings)

Platinum Underwriters Finance, Inc..........................     Delaware
(100% owned by Platinum Regency Holdings)

Platinum Underwriters Reinsurance, Inc......................     Maryland
(100% owned by Platinum Underwriters Finance, Inc.)

Platinum Administrative Services, Inc.......................     Delaware
(100% owned by Platinum Underwriters Finance, Inc.)

Platinum Re (UK) Limited....................................     United Kingdom
(100% owned by Platinum Regency Holdings)